Exhibit 10.1

Master Service and Technology Agreement

THIS AGREEMENT is effective as of May 9, 2023 (this “Agreement”).

Parties

(1)	Prevail InfoWorks, Inc. is a corporation having its principal place of business at 211 North 13th Street, Suite 600, Philadelphia, PA 19107-1610, USA (“Prevail”); and

(2)	BriaCell Therapeutics Corp. is a corporation having its principal place of business at 2929 Arch Street, 3rd Floor, Philadelphia, PA 19104 (“Company”).

(3)	Prevail and Company may be individually referred to as a “Party” or collectively as the “Parties.”

Background

(1)	Prevail provides clinical research services to life science companies and has developed certain software applications and platforms, which it makes available as a service to customers via the Internet for a fee for the purpose of managing the customers’ clinical trials and analyzing the data from them.

(2)	Company wishes to use Prevail’s services and software in its business operations.

(3)	Prevail has agreed to provide and Company has agreed to use and pay for Prevail’s services and technologies subject to the terms and conditions of this Agreement.

Agreed terms

1.	Definitions

The definitions in this clause apply in this Agreement.

Applicable Laws: all supranational, national, state, and local laws and regulations including, without limitation, the regulations and guidelines of the United States Federal Food, Drug and Cosmetic Act (21 U.S.C. 301, et. seq.) (the “FDA Act”), the Canadian Food and Drugs Act, RSC 1985, C F-27 and its associated regulations (the “CA FDA Act”) and, as applicable, accepted standards of practice that may be applicable to a Study or the Services including but not limited to:

(a) the FDA Act, the CA FDA Act and associated legislation and Health Canada regulations, policies, and guidelines in effect from time-to-time governing investigational drugs;

(b) all International Conference on Harmonization (ICH) guidance documents as appropriate including ICH E6: Guidelines on Good Clinical Practice (ICH/GCP);

(c) United States Federal anti-kickback statutes and related safe harbor regulations and associated Canadian legislation;

(d) all relevant anti-corruption and anti-bribery laws (including, without limitation, the Federal Corrupt Practices Act)

Company Data: the data generated in the clinical trial or trials referenced in an executed SOW if applicable, as well as data imported or inputted by Company, Authorized Users, or Prevail or others on Company’s behalf in connection the Services or facilitating Company’s use of the Services.

Authorized Users: those officers, directors, employees, agents, and independent contractors of Company who are authorized by Company to use the Services and the Documentation, as further described in clause 3.

Business Day: any day which is not a Saturday, Sunday or public holiday in the USA.

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Confidential Information: is defined in clause 10.

Debarment Act: the Generic Drug Enforcement Act of 1992, as amended, 21 U.S.C. §§ 306.

Documentation: the documents made available to Company by Prevail from time to time which sets out a description of the Services and the user instructions for the Services, including any executed SOWs.

Effective Date: the effective date of this Agreement as specified above.

Initial Term: the initial term of this Agreement is 28 months.

Normal Business Hours: 8:00 a.m. to 5:00 p.m. Eastern Time, USA, each Business Day.

Renewal Period: the period described in clause 14.1.

Services: the services provided by Prevail to Company under this Agreement as set forth in a Statement of Work attached hereto and any other executed Statements of Work.

Software: the online software applications provided by Prevail as part of the Services.

Study Invention: any (a) trade secrets, discovery, invention, technology, copyright, moral rights, trademarks, trade names, logos, know how, method, result, data, material, information, concept, ideas, concepts, processes, works, formulas, source and object codes, programs, other works of authorship, improvements, developments, designs, techniques and any other intellectual or proprietary assets whether or not patentable or protectable by any other intellectual property law, that Company or Prevail or their respective employees, agents, and/or subcontractors, either alone or jointly with others, makes conceives, creates, develops, or reduces to practice or causes to be conceived, developed or reduced to practice as a result of, (a) the use of the Company’s investigational product in a Study, (b) conducting a Study, (c) performing any obligations or activities assigned to such Party or Parties in connection with this Agreement or any Study, or (d) using Company’s investigational product or Confidential Information. “Study Invention” shall not include any inventions, processes, patents, know-how, trade secrets, improvements, other intellectual property and assets, including but not limited to analytical methods, procedures and techniques, procedure manuals, data, computer technical expertise, hardware and/or software, which (i) have been independently developed by Prevail, (ii) relate to Prevail’s business or operations, and (iii) are used, improved, modified or developed by Prevail during the term of this Agreement, without the use of any of Company’s resources or equipment, or any reference to Company’s investigational product or Confidential Information.

Subscription Fees: the subscription fees payable by Company to Prevail for the Software and Services, as set forth in Schedule 1 attached hereto and any other executed SOWs.

Term: period of time between the commencement of this Agreement and its expiration or termination, whichever is earlier.

User Subscriptions: the user subscriptions purchased by Company pursuant to clause 5 which entitle Authorized Users to access and use the Services and the Documentation in accordance with this Agreement.

2.	Scope of Services

During the Initial Term and any Renewal Period, and from time to time, Company may purchase Services from Prevail that will be set forth in a Statement of Work (“SOW”) agreed by and duly executed by both Parties, beginning with SOW 1 attached hereto. Each executed SOW shall be governed by this Agreement and include: (i) description of Services to be provided, (ii) fee and payment schedule for the Services and a reasonably detailed budget, (iii) description of deliverables to be delivered by Prevail and their intended use, and (iv) a project timeline. Any changes or modifications to the SOW shall be mutually agreed upon in writing by the Parties as provided for in this Agreement. Once executed by both Parties, each SOW shall be deemed incorporated into this Agreement by reference. There will be no limit to the number of SOWs that may be added to this Agreement. In the event that the terms of an executed SOW conflict with the terms of this Agreement, the terms of this Agreement shall govern unless the SOW specifically references Section 2 of this Agreement and indicates such specific terms of the SOW shall govern.

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3.	Changes to Scope of Services

In the event that Company would like Prevail to alter the Services under a given SOW or the assumptions underlying the budget, the Parties shall agree upon a signed written amendment to the SOW prior to the provision of said Services. Prevail has no obligation to perform and Company has no obligation to pay for any additional or modified Services absent written amendment to the SOW by the Parties with respect thereto.

4.	Investigators

If the Services described in a particular SOW require Prevail to pay Sites and/or Investigators to perform a Study on Company’s behalf, Company acknowledges and agrees Prevail will only pay Investigators from advances or pre-payments received from Company for Investigators’ services, and that Prevail will not make payments to Investigators prior to receipt of sufficient funds from Company. Company further acknowledges and agrees that payments for Investigators’ services are expenses payable to third parties, are their sole responsibility and are separate from payments for Prevail Services.

5.	Technology User subscriptions

Subject to terms and conditions set forth in this Agreement and SOWs duly signed by both Parties (including the attached SOW 1), Prevail hereby grants to Company a non-exclusive, non-transferable right to permit Authorized Users to use the Services and the Documentation during the Term solely for Company’s product research, development and commercialization and business operations (which, for the avoidance of doubt, shall include use by Company’s Authorized Users in connection with Company’s clinical studies). Company may, from time to time during any Subscription Term, purchase additional User Subscriptions in excess of the number set out in a SOW and Prevail shall grant access to the Services and the Documentation to such additional Authorized Users in accordance with the provisions of this Agreement.

6.	Company data

6.1	As between Company and Prevail, Company shall solely own all rights, title, and interest in and to all of Company Data and shall have sole responsibility for the legality, reliability, integrity (as collected, but not as stored in the Software), accuracy and quality of Company Data.

6.2	Company Data will be hosted, under Prevail’s responsibility, in a secure data center certified as ISO/IEC 27001:2013 and SOC 2 compliant, for computing infrastructures and security. Prevail shall follow its archiving procedures for Company Data as set out in its standard operating procedures (SOPs) and back-up policy which include hosting Company Data at another location in a second secure data center, as such documents may be amended by Prevail in its sole discretion from time to time provided that such amendments do not result in a lower standard for secured hosting of Company Data or adding exceptions to Prevail’s responsibility to store Company Data in two secured data centers in different locations. Prevail shall store Company Data in Canada or in the USA. Upon Company’s written request, Prevail shall allow Company to review such SOPs and back-up policies relating to hosting of Company’s Data. Except in case of breach of its obligations under this Agreement or under applicable law, gross negligence or willful misconduct, in the event of any loss or damage to Company Data, Company’s sole and exclusive remedy shall be for Prevail to use reasonable commercial endeavors to restore the lost or damaged Company Data from the latest back-up of such Company Data maintained by Prevail in accordance with the archiving procedure described in its SOPs and back-up policy, a summary of which is set forth in Schedule 1.

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6.3	Prevail will ensure that no Company Data is used for any purposes whatsoever other than to provide the Services hereunder.

7.	Prevail’s obligations

7.1	Prevail shall, during the Term, provide the Services and make available the Documentation to Company subject to the terms of this Agreement, Applicable Laws, and Prevail’s applicable Standard Operating Procedures unless other SOPs are identified within a SOW.

7.2	Prevail undertakes that the Services will be performed substantially in accordance with the Documentation and with reasonable skill and care.

7.3	Prevail represents and warrants that it has not been debarred and has not been convicted of a crime which could lead to debarment, under the Debarment Act. In the event that Prevail or any of its officers, directors, or employees becomes debarred or receives notice of action or threat of action with respect to its debarment, Prevail shall notify Company immediately in writing.

7.4	Prevail shall make the Software available in accordance with the Availability service level described below in Section 7.6.

7.5	Prevail will, as part of the Services and at no additional cost to Company, provide Company with Prevail’s standard customer support services in accordance with Prevail’s support services policy in effect at the time that the Services are provided. Prevail may amend the support services policy in its sole and absolute discretion from time to time, provided that Prevail will provide Company notice if the change is material and will not reduce an agreed upon support level during the effective period of a SOW for Services. Unless stated otherwise in an applicable SOW, Prevail’s standard support includes phone support for Authorized Users in the geographies where the clinical study(ies) identified in the SOW is being conducted. The support is provided by trained Tier 1 support staff on a 24/7/365 basis, who can escalate to Tier 2 support when needed during Normal Business Hours, and all support is governed by Prevail’s internal Quality Assurance SOPs. Company may elect to purchase enhanced support services separately at Prevail’s then current rates.

7.6	Prevail will provide the following technical service levels (“Service Levels”):

(a) Availability:

The Software Availability for any given month shall be at least 99.9% (“Availability”) uptime, and is measured by subtracting from the total minutes in a given month, the total minutes of Service Interruption in such month, divided by the total minutes in such month and then multiplied by 100.

For purposes of the foregoing “Service Interruption” means, except for Scheduled Maintenance, the period of time that the Software is either: (i) not available for Company log-in; or (ii) substantially not functioning. By way of example: If in a given 30 day month there are 60 minutes of Service Interruption, then the Service Availability for such month would be calculated as follows:

= (43,200 being the total minutes in a 30 day month) – (60 minutes of Service Interruption) / 43,200

= 43,140 / 43,200

= 0.999

Service Availability for the month would be 99.9%

For purposes of the foregoing “Scheduled Maintenance” means routine, planned maintenance for the Software as made known to Company in advance.

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If Prevail does not meet the Availability for a given month, then Prevail will provide a credit (each, a “Service Credit”) to Company equal to the percentages as set forth in the table below of the prior one (1) month’s Subscription Fees paid to Prevail for the impacted Software: Such Service Credits, if applicable, will be applied to any monies owed by Company in the following month or if no such monies are owed, then Prevail shall refund the amount of the Service Credit to Company.

Availability	Service Credit
< 99.9% - >= 98.0%	5%
< 97.9% - >= 95.0%	10%
< 94.9%	25%

(b) Priority Level Definitions:

(i) Critical: defined as any problem that completely prevents the operation of the Software or Services and for which there is no work-around.

(ii) Priority: defined as any problem that substantially restricts the operations of the Software or Services for which there is no alternative solution or work- around.

(iii) General: defined as any problem that does not substantially restrict the operations of the Software or Services or any other error for which there is an alternative solution or work-around.

Priority Level	Description	Initial Response Time from Notification	Status Updates	Targeted Resolution
Critical	See Definition	15 minutes	Every Hour	As soon as possible not to exceed 4 hours
Priority	See Definition	30 minutes	4 Hours	8 Business hours
General	See Definition	60 minutes	24 Hours	48 hours unless otherwise agreed upon by both parties

The Initial Response Times in the above chart commence from the time Company first notifies Prevail of the problem or failure, while the other times commence from the earlier of first notification by Company of the problem or failure or Prevail otherwise becoming aware of the problem or failure.

In the event that (a) Prevail fails to meet the same Service Level in each of three consecutive months, or (b) Prevail fails to meet any Service Levels in any of four months within a six month rolling period, then Company may terminate this Agreement for material breach, and Prevail shall not have any right to cure such breach.

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7.7	Prevail represents and warrants that it has implemented, uses, and will maintain:

(a)	such level of security measures, consistent with up-to-date industry standards, to (i) defend against viruses, worms, Trojan horses or other harmful computer code, files, scripts, agents or software that may hinder Company access to and/or damage, interfere with or disrupt the integrity of the Company Data; (ii) help to avoid risk of any third party’s unauthorized access to Company Data (including anti-malware controls); and (iii) protect against loss of Company Data due to power supply failure or line interference;

(b)	appropriate technical and organizational measures, internal controls, and information security routines intended to protect Company Data against accidental loss, destruction, or alteration; unauthorized disclosure or access; or unlawful destruction;

(c)	data recovery procedures, including regular and multiple copies of Company Data (in different places) from which Company Data may be recovered; such redundant storage and Prevail procedures for recovering data are designed to attempt to reconstruct Company Data in its original or last-replicated state from before the time it was lost or destroyed;

(d)	reviews of data recovery procedures at least every twelve months; and

(e)	measures aimed at protecting Company Data against accidental or unlawful destruction or accidental loss, alteration, unauthorized disclosure, or access, and against all unlawful forms of processing; in addition, Prevail agrees that only Prevail’s or its subcontractors’ technical support personnel are permitted to have access to Company Data when required to perform their job functions.

If Prevail becomes aware of any unlawful access to any Company Data stored by and/or on behalf of Prevail, or unauthorized access to such equipment or facilities resulting in loss, disclosure, or alteration of Company Data (“Security Incident”), Prevail will promptly (1) notify Company of the Security Incident; (2) investigate the Security Incident and provide Company with detailed information about the Security Incident; and (3) promptly take reasonable steps to mitigate the effects and to minimize any damage resulting from the Security Incident. Prevail shall cooperate fully with Company, with its authorized agent and with any regulatory agency and/or any law enforcement agency in the investigation and remediation of such Security Incident. All notices and communications to Company relating to a suspected, alleged, or actual Security Incident shall be the Confidential Information of Company.

7.8	Prevail represents and warrants that, to the extent applicable, it shall comply with the U.S. Health Insurance Portability and Accountability Act, as amended (“HIPAA”), with respect to protected health information as defined under HIPAA, and any other applicable data privacy and protection laws relevant to the Services. Prevail shall limit its use, onward transfer, and further disclosure of any protected personal information to only those activities specified in this Agreement, an executed SOW, or otherwise expressly authorized by Company.

7.9	If the Services will involve the collection or processing of personal data (as defined by applicable data protection legislation) within the European Union, then Sponsor (or its designee) shall serve as the Data Controller and Prevail shall serve as the Data Processor of such personal data, as defined by the General Data Protection Regulation (Regulation (EU) 2016/679 Regulation of the European Parliament and the Council on the Protection of individuals with regard to the processing of personal data and on the free movement of such data) (“GDPR”), and Prevail shall act only under the instructions of the Sponsor in regard to such personal data. Within their respective roles, the Parties agree to comply with the requirements of the GDPR.

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8.	Company’s obligations

Company shall:

(a)	comply with all Applicable Laws;

(b)	remain responsible for any regulatory obligations not specifically and expressly transferred to Prevail under the applicable SOW or “transfer of obligations” form, which Prevail may provide under Applicable Law;

(c)	provide Prevail with reasonably necessary co-operation in relation to this Agreement, including access to such information as may be reasonably necessary for Prevail to render the Services; and

(d)	be solely responsible for procuring and maintaining its network connections and telecommunications links from its systems to Prevail’s data centers, and all problems, conditions, delays, delivery failures and all other loss or damage arising from or relating to Company’s network connections or telecommunications links or caused by the Internet.

9.	Fees and payment

Company shall pay the Fees to Prevail for the Services and Software in accordance with the executed SOW(s).

10.	Intellectual Property

10.1	Company owns all right, title, and interest in and to any Study Inventions, regardless of the Party that makes, discovers, creates, or invents such Study Invention. Prevail hereby irrevocably and unconditionally hereby assigns, and agrees to assign, to Company all of its right, title, and interest in and to all such Study Inventions including those that are made, conceived, created, developed, or reduced to practice by Prevail, any of its employees or permitted subcontractors and any other intellectual property rights therein so as to vest in Company such right, title, and interest in and to such Study Inventions and any related patent claims and other intellectual property rights therein. For clarity, this assignment includes a present conveyance to the Company of all right, title and interest in and to all Study Inventions not yet in existence. If any intellectual property rights or other rights, including moral rights, in the Study Inventions cannot (as a matter of law) be assigned by Prevail to Company, then (i) Prevail unconditionally and irrevocably waives the enforcement of such rights and all claims and causes of action of any kind against Company with respect to such rights, and (ii) to the extent Prevail cannot (as a matter of law) make such waiver, Prevail unconditionally grants to Company an exclusive, perpetual, irrevocable, worldwide, fully-paid license, with the right to sublicense through multiple levels of sublicensees, under any and all such rights (1) to reproduce, create derivative works of, distribute, publicly perform, publicly display, digitally transmit, and otherwise use the Study Inventions in any medium or format, whether now known or hereafter discovered, (2) to use, make, have made, sell, offer to sell, import, and otherwise exploit any product or service based on, embodying, incorporating, or derived from the Study Inventions, and (3) to exercise any and all other present or future rights in the Study Inventions.

10.2	Company acknowledges and agrees that Prevail and/or its licensors own all intellectual property rights in the Services and the Documentation. Except as expressly stated herein, this Agreement does not grant Company any rights to, or in, patents, copyrights, database rights, trade secrets, trade names, trademarks (whether registered or unregistered), or any other rights or licenses in respect to the Services or the Documentation.

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10.3	Prevail represents and warrants that it has all the rights in relation to the Software, Services and the Documentation that are necessary to grant all the rights it purports to grant under, and in accordance with, the terms of this Agreement, and that the Software, Services, and Documentation, and Company’s access to and use of the Software, Services, and Documentation as contemplated by this Agreement, shall not infringe or misappropriate the intellectual property of any third party.

11.	Confidentiality

For the purposes herein, “Confidential Information” shall mean any non-public information relating to the business, operations and, more generally, any activities of a Party, whether or not marked or identified as confidential or proprietary, which the receiving Party should reasonably understand to be confidential information under the circumstances, including know-how, trade secret and, in the case of Company, Company Data and Study Inventions.

Each Party shall (i) maintain the confidentiality of the other Party’s Confidential Information, using, at a minimum, the same safeguards afforded its own confidential, proprietary trade secrets, but in no event no less than reasonable care; (ii) use the other Party’s Confidential Information only to the extent required for the performance of this Agreement; (iii) restrict disclosure and access to the other Party’s Confidential Information only to its employees, suppliers, permitted subcontractors, advisors and consultants who have a need to know for the performance of this Agreement, provided that they are bound by confidentiality and restricted use obligations no less restrictive than those contained herein; and (iv) not disclose, provide, transfer, rent, sublicense, or otherwise make available any portion of the other Party’s Confidential Information to any third party except as permitted under (iii) above. The non-disclosure and restricted use obligations shall not apply to information which receiving Party can prove through competent proof (i) is now or hereafter known to the public through no fault of the receiving Party, (ii) was in the possession of the receiving Party prior to disclosure by the disclosing Party, (iii) has been properly obtained without restriction from a third party who is not bound by an obligation of confidentiality, (iv) is independently developed by receiving Party without reference to, use of or reliance upon the disclosing Party’s Confidential Information or (v) information disclosed by court order or as otherwise required by law or regulation, provided that the Party required to disclose the information provides prompt advance notice to enable the other Party to seek a protective order or otherwise to prevent such disclosure. The obligations in this article 11 shall continue indefinitely after the expiration or termination of this Agreement.

12.	Indemnification and Limitation of liability

12.1	Prevail shall indemnify, defend, and hold harmless Company and its affiliates, and their respective employees, officers, directors (or their equivalent), agents, assigns and successors-in-interest (each an “Indemnified Party”) from and against any and all losses, damages, liabilities, costs (including reasonable legal fees) (“Losses”) incurred by an Indemnified Party resulting from any third-party claim, suit, action, demand, or proceeding for damages or losses (“Third-Party Claim”) caused by (i) the Software, the Services, any deliverables to the extent provided by Prevail, or any use thereof in accordance with this Agreement, infringing or misappropriating such third party’s intellectual property rights (an “IP Infringement Claim”), and (ii) the use of the Company Data in a manner not authorized by this Agreement.

12.2	NEITHER PARTY SHALL BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES, OR ANY LOSS OF REVENUE OR PROFITS (EXCLUDING FEES UNDER THE AGREEMENT), DATA, OR DATA USE. PREVAIL’S MAXIMUM LIABILITY FOR ANY DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE SOFTWARE OR SERVICES, WHETHER IN CONTRACT OR TORT, OR OTHERWISE, SHALL IN NO EVENT EXCEED, IN THE AGGREGATE, THE TOTAL AMOUNTS ACTUALLY PAID TO PREVAIL FOR THE SOFTWARE AND SERVICES UNDER THIS AGREEMENT THAT IS THE SUBJECT OF THE CLAIM IN THE TWELVE (12) MONTH PERIOD IMMEDIATELY PRECEDING THE EVENT GIVING RISE TO SUCH CLAIM.

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12.3	THE EXCLUSIONS AND LIMITS ON LIABILITY SET FORTH IN SECTIONS 12.1 AND 12.2 ABOVE WILL NOT APPLY TO EXCLUDE OR LIMIT: (i) PREVAIL’S INDEMNIFICATION OBLIGATIONS; (ii) A PARTY’S LIABILITY ARISING IN CONNECTION WITH ITS BREACH OF CONFIDENTIALITY; (iii) A PARTY’S LIABILITY ARISING FROM SUCH PARTY’S FRAUD OR WILLFUL MISCONDUCT; (iv) A BREACH BY A PARTY OF THE OTHER PARTY’S INTELLECTUAL PROPERTY RIGHTS ; OR (v) A PARTY’S LIABILITY ARISING IN CONNECTION WITH ITS BREACH OF PRIVACY OR INFORMATION SECURITY OBLIGATIONS, PROVIDED THAT, PREVAIL’S MAXIMUM LIABILITY FOR ANY DAMAGES ARISING OUT OF OR RELATED TO SUCH A BREACH SHALL IN NO EVENT EXCEED, IN THE AGGREGATE, THE TOTAL AMOUNTS ACTUALLY PAID TO PREVAIL FOR THE SOFTWARE AND SERVICES UNDER THIS AGREEMENT THAT IS THE SUBJECT OF THE CLAIM IN THE THIRTY-SIX MONTH PERIOD IMMEDIATELY PRECEDING THE EVENT GIVING RISE TO SUCH CLAIM.

13.	Insurance

Each Party shall maintain in effect during the Term of this Agreement adequate forms and levels of insurance as may reasonably be expected by a going concern in the jurisdictions in which it conducts business.

14.	Term and termination

14.1	This Agreement shall commence on the Effective Date and shall continue for the Initial Term and, thereafter, this Agreement shall be automatically renewed for successive periods of 12 months (each a Renewal Period), unless:

(a)	either Party notifies the other Party of termination, in writing, at least 60 days before the end of the Initial Term or any Renewal Period, in which case this Agreement shall terminate upon the expiry of the applicable Initial Term or Renewal Period; or

(b)	otherwise terminated in accordance with the provisions of this Agreement;

and the Initial Term together with any subsequent Renewal Periods shall constitute the Term.

14.2	Without prejudice to any other rights or remedies to which the parties may be entitled, either Party may terminate this Agreement without liability to the other if the other Party commits a material breach of any of the terms of this Agreement and (if such a breach is remediable) fails to remedy that breach within 30 days of that Party being notified in writing of the breach.

14.3	Company may terminate this Agreement, or any SOW (or a portion thereof) at any time prior to completion by giving 30 days prior written notice to Prevail. Prevail shall promptly comply with the terms of such notice(s) to terminate work on the SOW (as applicable) and use its best efforts to limit any further cost to Company.

14.4	On termination of this agreement for any reason:

(a)	Company shall pay Prevail all direct expenses and fees for Services completed (or its prorated amount if partially completed) and of its costs incurred or irrevocably obligated as of the date of termination, in each case pursuant to this Agreement, and such other reasonable costs incurred to close out its work in the Study. If there are additional costs associated with any winding down period, those costs will be agreed to in writing by the Parties;

(b)	all licenses granted under this Agreement shall immediately terminate;

(c)	each Party shall return and make no further use of any equipment, property, Documentation, and other items (and all copies of them) belonging to the other Party;

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(d)	Company shall provide Prevail written instructions within 30 days, with which Prevail shall comply, to either return Company Data and Study Inventions or dispose of Company Data and Study Inventions at Company’s reasonable expense. If Company Data is being returned to Company, Prevail shall use reasonable commercial endeavors to deliver the then most recent back-up of Company Data to Company within 60 days of its receipt of such a written request, provided that Company has, at that time, paid all fees and charges outstanding at and resulting from termination (whether or not due at the date of termination); and

(e)	the accrued rights of the parties as of the time of termination, and the continuation after termination of any provision expressly stated to survive or implicitly surviving termination, shall not be affected or prejudiced.

15.	Entire agreement and Counterparts

This agreement, and any documents referred to in it, constitute the whole agreement between the parties and supersede any previous arrangement, understanding or agreement between them relating to the subject matter they cover.

This Agreement (including its SOWs) may be executed in any number of counterparts, all of which together shall constitute a single document. This Agreement and its SOWs may be executed by facsimile or digital file showing a Party’s signature (e.g., a .pdf). Such facsimile or digital file shall be deemed an original and fully enforceable and admissible in any legal proceeding.

16.	Modification and Assignment

No supplement or modification of this Agreement shall be binding unless executed in writing by both parties.

Neither Party shall, without the prior written consent of the other Party, assign, transfer, charge, or sub-contract all or any of its rights or obligations under this Agreement; provided that either Party may assign its rights and delegate its duties under this Agreement, in whole or in part, to an affiliate or to a successor to such Party’s business by merger, acquisition, purchase of the business related to this Agreement or other similar corporate transaction.

17.	Governing Law

This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania, U.S.A. without regard to the conflicts of law provisions thereof.

18.	Notices

Any notice required to be given under this Agreement shall be in writing and shall be delivered by hand or overnight delivery to the other Party at its address set out in this Agreement, or such other address as may have been notified by that Party for such purposes.

This Agreement has been entered into on the date stated at the beginning of it.

BriaCell Therapeutics Corp.		Prevail InfoWorks, Inc.

By:	/s/ William V. Williams	By:	/s/ Jack Houriet
Name:	William V. Williams	Name:	Jack Houriet
Title:	CEO	Title:	CEO
Date:	May 9, 2023	Date:	May 9, 2023

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Schedule 1— Summary of Business Continuity and Disaster Recovery Plan

All employees are trained and retrained annually on BC/DR procedures.

Prevail’s Production, Test and Development Systems data backup and recovery process is as follows:

●	All back up processes are automated with system confirmations/errors sent to IT staff.
●	Databases are backed up nightly in the primary data center and copied to secondary data center.
●	Transaction logs are backed up hourly, with local copies done once a minute.
●	Full monthly backups are maintained indefinitely.
●	Daily backups are maintained for two weeks.
●	Backups are also done before any system upgrades. Scheduled system maintenance is done overnight on the first Sunday of each month.
●	Virtual Server Images are backed up daily, and copied to secondary data center, and a third off-site location. (This actually includes all data in the system at that time.)
●	Virtual Server Images are maintained for 10 days.
●	Data can be fully restored from a point in time no greater than 60 seconds prior to an event.
●	Virtual Severs themselves can be restored from a point in time no greater than 24 hours from an event.
●	All systems can be restored at the primary or secondary sites in the event of a disaster.

All Primary systems are virtualized in a physical hosting facility that is certified as ISO/IEC 27001:2013 and SOC 2. Both Primary and Secondary physical hosts are globally-redundant systems providers.

All business systems are fully virtualized with a large multi-national company with globally-redundant storage.

In the event of a disaster that prevents physical office access or limits use, all business and production systems are fully accessible to remote users via secure VPN tunnels.

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STATEMENT OF WORK NO. 1

THIS STATEMENT OF WORK NO. 1 (“SOW 1”) is effective as of May 9, 2023 (the “Effective Date”).

Parties

(1)	Prevail InfoWorks, Inc. is a corporation having its principal place of business at 211 North 13th Street, Suite 600, Philadelphia, PA 19107-1610, USA (“Prevail”); and

(2)	BriaCell Therapeutics Corp. is a corporation having its principal place of business at 2929 Arch Street, 3rd Floor, Philadelphia, PA 19104, USA (“Company”).

(3)	Prevail and Company may be individually referred to as a “Party” or collectively as the “Parties.”

Background

(1)	Prevail and Company (the “Parties”) entered into a Master Service and Technology Agreement on May 9, 2023 (the “Agreement”).

(2)	Section 2 of the Agreement permits the Parties to enter into Statements of Work.

(3)	The Parties seek to enter into this Statement of Work.

WHEREFORE

The Parties herein agree that this SOW 1 is herein incorporated into the Agreement by reference as follows:

A.	PROJECT ASSUMPTIONS

Overall Assumptions
Protocol Number	BC-IMT-04
Indication	Metastatic Breast Cancer
Phase	Phase III
Number of Sites	75
Number of Patients Screened	472
Number of Patients Enrolled	404
Number of Patients Completed	324
Number of Countries	2 (US, CAN)

Timeline Assumptions	(Months)
Startup (Project Start to FPI)	3
Enrollment (FPI to LPI)	12
Treatment (LPI to LPO)	12
Database Lock (LPO to DBL)	0.5
Closeout (DBL to CSR)	2
Total Project Duration	29.5

Confidential	12

Technology Assumptions
Duration (System Live Period)	24
Minimum Duration (months)	6
Number of Users	200
Number of Live Data Sources to be Integrated	2
Live Data Sources to be Integrated	Labs, Imaging

Lead Project Management Assumptions	(Up to)
Project Overview
Project Team Training / Familiarization	Included
Kickoff Meetings Planning, Coordination, Attendance	1
Investigator Meetings Planning, Coordination, Attendance	1
Project Management Plan (review cycles)	2
Timeline Development (review cycles)	2
Communication Plan (review cycles)	1
Risk Management Plan (review cycles)	1
CRF Review & System Specification Review (1 Drafts, 1 Final)	Included
Single Interface Review	Included
Vendors to Manage	3
Startup Activities
Project Management Plan & Activities (Months)	3
Ongoing Activities
Team Meeting Teleconference (agenda & minutes)	111
Face-to-Face Meetings (agenda & minutes)	24
Project Management Activities (Months)	24
Closeout Activities
Project Management (Months)	2.5

Contracting & Contract Administration Assumptions	(Up to)
Number of vendors to review contract or contract	3
Number of sites to review contract or contract	75
Number of revisions per site or vendor	1
Months to manage contracts	28.5
Number of countries to manage the contract law	2

Clinical Project Accounting	(Up to)
Number of vendor budgets to reconcile or administer	3
Number of site budgets to reconcile or administer	75
Number of procurement currencies	2
Active Financial Management and Project Accounting (Months)	28.5

Confidential	13

Site Management Assumptions	(Up to)
Project Team Training / Familiarization	Included
Site Identification and Feasibility	112.5
Site Qualification and Approval	90
Site Initiation	75
Central IRB	1
Local IRB	25
Trial Master File (per Site)	75
Essential Document Collection (per Site)	75
Regulatory Site Binder Preparation (per Site)	75
Newsletters	4
Ongoing Site Management (Months)	25.5
Study Teleconference Attendance	111

Monitoring Assumptions	(Up to)
Development & Management of Clinical Monitoring Plan (review cycle)	2
CRA Training, Meeting and Conference Call (CRAs)	11
Lead CRA Management and Trip Report Review (trip reports)	1215
Source Document Verification (Risk-Based Monitoring)	100%
Number of Qualification Visits	90
Number of Initiation Visits	75
Number of 1-Day In-Person Interim Visits	975
Number of 2-Day In-Person Interim Visits	0
Number of Remote Interim Visits	0
Number of Additional Days on Site	0
Number of Closeout Visits	75
Total Number of Monitoring Visits	1215

Information and Data Management Assumptions	(Up to)
Project Overview
Total CRF Pages per Patient	266
Unique CRF Pages per Patient	31
Total CRF Pages	98,322
Total Number of Queries	29,496
Total Number of Coded Terms	6,060
Total Number of Edit Checks	620
Total Number of EDC Users (Study Team & Sites)	158
Total Number of Interim Analyses	1
Total Number of DSMB datasets	8
Project Team Training / Familiarization	Included
Kickoff Meeting Attendance	Included
Investigator Meeting Attendance	Included

Confidential	14

Startup Activities
Single Interface Setup	Included
Data Management Plan (cycles)	2
CRF Development	Included
CRF Specification (review cycles)	2
Data Review Guidelines (cycles)	2
Data Coding Guidelines (cycles)	2
Study Documentation Setup (Binders/Network Folders)	Included
AE/Conmed Customization	Included
Application Dependency Programming	Included
CRF Completion Guidelines (cycles)	2
Data Management Training Document (cycles)	2
Dataset Specification/Annotated CRFs (cycles)	2
CRF Validation	Included
Dataset Configuration & Validation	Included
Edit Check Specification Configuration (cycles)	2
Ongoing Activities
Data Cleaning (edit checks, manual review of CRF data)	Included
Attend Weekly Teleconferences	111
Support (months)	24.5
Closeout Activities
Database Lock Preparation	Included
Database Lock	Included
SDTM Domains	33
ADaM Domains	11
CD Archive Preparation	Included
Locked Data Transfer	Included

Pharmacovigilance Assumptions	(Up to)
Safety Management Plan (Review Cycles)	2
Project Team Training / Familiarization	Included
Project Kick-Off Meeting	Included
Team Meeting Teleconferences	111
Safety Database	1
SAE Receipt / Processing	101
SUSAR Processing	8
SAE Reporting to Required Bodies	101
Safety Coding	2020
DSMB/DMC Charter Development (Review Cycles)	1
DSMB/DMC Member Identification (Members)	Not Included
DSMB/DMC Meeting Coordination	8
DSMB/DMC Meeting Attendance	8
DSMB/DMC Meetings Reporting	8

Confidential	15

Technology Deliverables
●	Platform license for users of the Single Interface® (21CFRPart11 Compliant)
●	Fully hosted, searchable Central Data Repository dedicated to your data
●	Core Integrations Platform with integration of Live Systems and Databases
●	Setup of Platform, Systems, and all Modules
●	Setup of integration of Live Systems and Closed Databases
●	Web-based training all users
●	Web-accessible Analytics and Reporting Platform, including but not limited to:
● Dataset Viewer
● Visual Demographic reports
● Visual Subject Visit reports
● Visual Subject Status reports
● AE/SAE Subject Profile reports
● Visual AE/SAE Body System reports
● Visual Subject Vital Signs report
● Visual Subject ECG reports
● Visual Subject Labs reports
● Visual Patient Profile reports
● Visual Efficacy reports
● Operational Metrics reports
● Up to 5 additional Custom “On-tap” reporting engines
●	Project Administration
●	Electronic Data Capture (EDC) with CDM System
●	Site Monitoring System
●	Interactive Voice/Web Randomization System
●	Trial Supply Management System
●	Site Launch Logistics System with eTMF
●	Safety Management System
●	Investigator Grant Navigator
●	Alert Messaging
●	Phone support during Normal Business Hours for users
●	Ongoing maintenance and QC of Single Interface and integrations
●	Updates to Platform, Systems and Modules

Confidential	16

B.	PROJECT BUDGET

DIRECT EXPENSES
The Single Interface® Integrated Analytics Platform
SI Platform Setup, Configuration, and Validation/QA	$15,000
SI Platform License	$72,000
External System Integrations	$33,600
Single Interface™ Subtotal	$120,600
Additional Modules
Electronic Data Capture (EDC) with CDM System	$240,000
Site Monitoring System	$24,000
Interactive Web Randomization System	$45,000
Trial Supply Management System	$252,000
Site Launch Logistics System with eTMF	$114,000
Safety Management System	$30,000
Investigator Grant Navigator	$225,000
Additional Modules Subtotal	$930,000
Services
Lead Project Management	$969,675
Contracting and Contract Administration	$118,800
Clinical Project Accounting	$404,250
Information and Data Management	$2,095,893
Statistical Programming	$93,950
Trial Supply Management	$181,500
Site Management	$2,071,313
Monitoring	$7,197,512
Pharmacovigilance	$437,400
Services Subtotal	$13,570,293
Total Professional Fees (Prevail Technology and Services)	$14,620,893

INDIRECT/PASSTHROUGH EXPENSES (ESTIMATED)
Investigator Fees	$14,577,925
Biostatistics	$204,800
Medical Writing	$82,060
Medical Monitoring	$180,000
Investigator Meeting Organization	$225,000
Investigator Meeting Travel	$281,250
Monitor Travel	$1,336,500
Audits	$117,000
Travel to Training Meetings	$45,000
Travel to Client Meetings	$12,000
Travel to Audit Visits	$9,900
Meetings and Teleconferences	$3,600
Printing, Software and Other	$18,750
Regulatory and EC Fees	N/A
Central Lab Fees	$405,000
Imaging (CT/MRI)	$4,830,000
Shipping and Supplies	TBD
Total Indirect/Passthrough Expenses (Estimated)	$22,813,585

TOTAL ESTIMATED BUDGET	$37,434,478

Confidential	17

C.	PAYMENT TERMS AND INFORMATION

Direct Expenses: All Direct Expenses will be invoiced and paid in accordance the below payment schedule. Upfront Payment for the Study shall be paid upon the signing of this agreement. The installment payments are monthly and are due on the first of each month, commencing on the signing of this agreement. Milestone payments are due upon the completion of the milestone. In the event the final data transfer occurs prior to the projected timeline in the Study, the entire balance of the Direct Expenses for the Study will be immediately due and payable.

Payments	Trigger	Unit Amount	Total Amount
Upfront Payment	Contract signature	$5,379,945	$5,379,945
Enrollment Milestone	25% Enrollment	$365,000	$365,000
Enrollment Milestone	50% Enrollment	$365,000	$365,000
Enrollment Milestone	75% Enrollment	$365,000	$365,000
Enrollment Milestone	100% Enrollment*	$365,000	$365,000
Installments 1 - 28	Monthly (May ‘23 – Sep ‘25)	$278,080	$7,780,948
			$14,620,893

If the study is fully enrolled (404 patients) within 12 months of the first patient screened, then Company agrees to pay Prevail an incentive bonus of $100,000, payable within 30 days of the enrollment of the 404th patient.

Indirect/Passthrough Expenses: Indirect/Passthrough Expenses shall be invoiced to Company as they are incurred and Prevail InfoWorks shall provide Company with supporting documentation of such Indirect/Passthrough Expenses. Regarding any Indirect/Passthrough Expenses that Prevail will be expected to incur and/or process the payments of on behalf of Company in the Study, an upfront payment in the amount of 20% of those estimated Indirect/Passthrough Expenses will be invoiced by Prevail upon contract signature, which payment will be applied to the final Indirect/Passthrough Expenses incurred in the Study.

Invoices and Payment: Invoices shall include the protocol/project number and a detailed description of the deliverables for which the Prevail is seeking payment, and payment shall be made in accordance with the above payment schedule. Prevail will email invoices to: BriaCell Therapeutics Corp. Attention:___________@briacell.com. Company will pay Prevail by wire transfer, EFT, ACH and/or check as instructed on the invoice.

Satisfaction Guarantee

All Subscription Fees are subject to an unconditional 100% satisfaction guarantee. If Company is not fully satisfied with any Software and Service Deliverables under this Agreement during a monthly payment period, it has no obligation to pay Prevail the monthly fee for that period. All Company must do to invoke this guarantee is notify Prevail in writing, with a brief description of its dissatisfaction with the Software and Services, at least 5 business days before the due date of the monthly fee payment.

BriaCell Therapeutics Corp.		Prevail InfoWorks, Inc.

By:	/s/ William V. Williams	By:	/s/ Jack Houriet
Name:	William V. Williams	Name:	Jack Houriet
Title:	CEO	Title:	CEO
Date:	May 9, 2023	Date:	May 9, 2023

Confidential	18